Exhibit 10.2

AMENDMENT TO LOAN DOCUMENTS

This AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of June 28, 2006, between ENVIRONMENTAL TECTONICS CORPORATION (the “Borrower”) and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.       The Bank and the Borrower are parties to a Credit Agreement dated as of February 18, 2003 (as heretofore amended or modified, the “Credit Agreement”), pursuant to which the Bank agreed to issue Letters of Credit on behalf of the Borrower.

B.       The Bond Letter of Credit originally issued pursuant to the Credit Agreement has been terminated.

C.       The Borrower has requested that the Bank amend the Credit Agreement to extend the Revolving Credit Termination Date and release certain of the Collateral, and the Bank has agreed to do so on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

The definition of “Revolving Credit Termination Date” is hereby amended and restated to read in full as follows:

““Revolving Credit Termination Date”: the earlier of (a) June 30, 2007 or such later date to which the Borrower and the Bank have agreed in writing and (b) the date the Revolving Credit Commitment is terminated as provided herein.”

The Security Agreement, the Reimbursement Agreement and the Mortgage are hereby terminated and shall, together with the Bond Letter of Credit, no longer constitute Security Documents and/or Loan Documents, as the case may be. The Bank agrees promptly following the date hereof to cause the release of record the Mortgage and the financing statements previously filed in respect of the Security Agreement.

Subsection 2.1(f) is hereby deleted from the Credit Agreement.

Clause (x) of Section 2.5 (d) is hereby amended and restated to read in full as follows:

“(x) fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by 1.00% per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each Fiscal Quarter and on the Revolving Credit Termination Date, provided that in no event shall such fees for any Letter of Credit be less than the standard minimum amount charged for letters of credit issued by the Bank from time to time for its customers and”

Section 5.2(g) is hereby amended and restated to read in full as follows:

“(g) promptly following the Bank’s request therefor after the end of each Fiscal Year, updated Financial Projections for the current Fiscal Year; and”

Section 6.1(c) of the Credit Agreement is hereby amended and restated to read in full as follows:

“(c) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth on the last day of any Fiscal Quarter ending on or after May 26, 2006 to be less than $9,000,000.”

Amendment to Subordination and Intercreditor Agreement. In order to reflect the release of certain of the Collateral from the Liens of the Bank and the fact that H.F. Lenfest (the “Subordinated Lender”) will continue to have Liens on certain of such Collateral following such release by Bank, the Subordination and Intercreditor Agreement among the Borrower, the Bank and the Subordinated Lender dated as of February 18, 2003 (the “Subordination Agreement”) is hereby amended as follows:

The definition of “Collateral” is hereby amended and restated to read in full as follows:

““Collateral” shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by Company or the Guarantor in or upon which Bank and/or Subordinated Lender at any time has a Lien, and including, without limitation, all proceeds and products of such property and interests in property and any guaranty by the Guarantor.”

Section 3.1 is hereby amended and restated to read in full as follows:

“3.1 Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that the other Creditor has been granted a Lien or otherwise has rights in or upon all or a portion of the Collateral.”

The following words are hereby added to the end of the first sentence of Section 3.6:

“in which Bank has a Lien or any rights”

The following clause is hereby deleted from the last sentence of Section 3.7:

“as to which its Lien upon the Collateral is or is required to be subordinated to the Lien of Bank”

The following words are hereby added to the first sentence of Section 3.9 after the words “, if any,”:

“on which it has a Lien and”

The following words are hereby added to the second sentence of Section 4.5 after the words “security interest on the Collateral”:

“on which it has a Lien”

Amendments to Loan Documents. All references to the Credit Agreement and the Subordination Agreement in any of the Loan Documents shall be deemed to refer to the Credit Agreement and the Subordination Agreement, as amended by this Amendment.

Ratification; Acknowledgment. Except as the provisions thereof have been expressly amended by this Amendment, the Credit Agreement and the Subordination Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. The Borrower hereby affirms all the provisions of the Loan Documents, as amended or modified by this Amendment.

Representations and Warranties.

The Borrower hereby certifies that (i) the representations and warranties of the Borrower in the Credit Agreement and the Subordination Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement or the other Loan Documents exists on the date hereof.

The Borrower represents that it has all the requisite power and authority to enter into and to perform its obligations under this Amendment, and that the execution, delivery and performance of this Amendment have been duly authorized by all requisite action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the Articles of Incorporation or by-laws of the Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties are bound.

The Borrower represents that its obligation to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

The Borrower represents that there have been no changes to the Articles of Incorporation, by-laws or other organizational documents of the Borrower since the most recent date true and correct copies thereof were delivered to the Bank.

Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of the Bank and its counsel, of the following conditions precedent:

The Borrower shall have delivered to the Bank the following, all of which shall be in form and substance satisfactory to the Bank and shall be duly completed and executed:

This Amendment, executed by the Borrower and by Lenfest; and

Such additional documents, certificates and information as the Bank may require pursuant to the terms hereof or otherwise reasonably request.

After giving effect to the amendments contained herein, the representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

After giving effect to the amendments contained herein, no Event of Default hereunder, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default shall have occurred and be continuing as of the date hereof.

No Waiver. Except as expressly provided herein, this Amendment does not and shall not be deemed to constitute a waiver by the Bank of any Event of Default, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate the Bank to agree to any further modifications to the Loan Agreement or any other Loan Document or constitute a waiver of any of the Bank’s other rights or remedies.

Release and Indemnity. Recognizing and in consideration of the Bank’s agreement to the amendments set forth herein, the Borrower hereby waives and releases the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising the Borrower ever had or now has against any of them arising out of or relating to the Bank’s acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein. The Borrower further hereby agrees to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Bank on account of anything arising out of this Amendment, the Credit Agreement, the other Loan Documents or any other document delivered pursuant thereto up to and including the date hereof; provided that, the Borrower shall not shall have any obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank.

Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Miscellaneous.

Expenses. The Borrower agrees to pay all of the Bank’s out-of-pocket fees and expenses incurred in connection the preparation, negotiation and execution of this Amendment and the other documents executed in connection.

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ Duane D. Deaner

Name:	Duane D. Deaner
Title:	Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Jeffrey M. Prickitt

Name:	Jeffrey M. Prickitt
Title:	Assistant Vice-President

ACKNOWLEDGMENT AND AGREEMENT OF LENFEST

The undersigned acknowledges the provisions of the foregoing Amendment to Loan Documents (the “Amendment”) between Environmental Tectonics Corporation (the “Borrower”) and PNC Bank, National Association (the “Bank”) and (i) agrees to be bound by those amendments to the Subordination Agreement (as defined in the Amendment) which are set forth in Section 3 of the Amendment and affirms all of the provisions of the Subordination Agreement as so amended, and (ii) confirms and agrees that his obligations under that certain Limited Guaranty Agreement dated as of August 24, 2004, in favor of the Bank shall, notwithstanding the amendments provided for in the Amendment, including the release of certain of the collateral heretofore provided to the Bank as security for the obligations of the Borrower to the Bank, be unimpaired by the Amendment and are hereby ratified and confirmed in all respects after giving effect to the Amendment.

By:	/s/ H. F. Lenfest

Name:	H.F. Lenfest

ACKNOWLEDGMENT AND AGREEMENT OF

ENTERTAINMENT TECHNOLOGY CORPORATION AND

ETC DELAWARE, INC.

Each of the undersigned acknowledges the provisions of the foregoing Amendment to Loan Documents (the “Amendment”) between Environmental Tectonics Corporation and PNC Bank, National Association (the “Bank”) and confirms and agrees that its obligations under that certain Guaranty dated as of February 18, 2003, in favor of the Bank shall be unimpaired by the Amendment and are hereby ratified and confirmed in all respects as heretofore amended and after giving effect to the Amendment.

ENTERTAINMENT TECHNOLOGY CORPORATION
By:	/s/ Duane D. Deaner

Name:	Duane D. Deaner
Title:	Secretary

ETC DELAWARE, INC.
By:	/s/ Duane D. Deaner

Name:	Duane D. Deaner
Title:	Treasurer